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Exhibit (n)(2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders'
Main Street Capital Corporation

Opinion on financial statement schedule

        We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") the consolidated financial statements of Main Street Capital Corporation, and subsidiaries, (the "Company") referred to in our report dated February 23, 2018, which is included in the Prospectus and Registration Statement. Our audits of the consolidated financial statements also included the audit of the Senior Securities table appearing on page 76. In our opinion, the Senior Securities table, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Basis for opinion

        This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statement schedule based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ GRANT THORNTON LLP

Houston, Texas
February 23, 2018

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  Exhibit (n)(2)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM